Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Angela Selden, Richard W. Sunderland, Jr., CPA, and Thomas A. Beckett, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, a registration statement on Form S-3, and any and all amendments thereto (including post-effective amendments), and any subsequent registration statement to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), in each case with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date set forth below.

/s/ Eric C. Andersen	/s/ Barbara Kurshan
Eric C. Andersen	Dr. Barbara Kurshan
Chairman of the Board of Directors	Director
Dated: February 9, 2021	Dated: February 9, 2021

/s/ Granetta B. Blevins	/s/ Timothy J. Landon
Granetta B. Blevins	Timothy J. Landon
Director	Director
Dated: February 9, 2021	Dated: February 9, 2021

/s/ Barbara G. Fast	/s/ Daniel Pianko
Barbara G. Fast	Daniel Pianko
Director	Director
Dated: February 9, 2021	Dated: February 9, 2021

/s/ Jean C. Halle	/s/ William G. Robinson, Jr.
Jean C. Halle	William G. Robinson, Jr.
Director	Director
Dated: February 9, 2021	Dated: February 9, 2021

/s/ Angela Selden	/s/ Richard W. Sunderland, Jr.
Angela Selden	Richard W. Sunderland, Jr.
Director, Chief Executive Officer	Chief Financial Officer
Dated: February 9, 2021	Dated: February 9, 2021